Exhibit 10.5

LICENSE AGREEMENT NUMBER 528131

BETWEEN

BATTELLE MEMORIAL INSTITUTE

AND

GOLDEN SHARE MINING CORPORATION

September 2016

BUSINESS SENSITIVE

License Agreement Number 528131 Golden Share Mining Corporation September 29, 2016 Version 1	1

NON EXCLUSIVE PATENT LICENSE

THIS AGREEMENT is made and entered into at Richland, Washington, by and between Golden Share Mining Corporation having a principal place of business in Markham, Ontario, Canada, herein called “LICENSEE”, and Battelle Memorial Institute, having a place of business in Richland, Washington, U.S.A., herein called “BATTELLE”. Each hereinafter referred to individually as “Party” and jointly as “Parties”. This Agreement is effective on the date affixed hereto by the Party last signing this Agreement (the “Effective Date”).

WITNESSETH THAT:

WHEREAS, BATTELLE is an incorporated charitable trust exempt from federal income taxes under Section 501(c)(3) of the United States Internal Revenue Code; and

WHEREAS, BATTELLE operates the Pacific Northwest National Laboratory under management and operations contract DE-AC05-76RL01830; and

WHEREAS, BATTELLE has certain rights in patents relating to vanadium-containing electrolytes; and

WHEREAS, LICENSEE recognizes that BATTELLE owns inventions and intellectual property useful in the conduct of LICENSEE’S business; and

WHEREAS, LICENSEE recognizes that its anticipated business activity may encompass the practice of technology that requires a license under patents owned or controlled by BATTELLE; and

WHEREAS, LICENSEE wishes to acquire the right to practice the inventions of such patents.

THEREFORE in consideration of the mutual covenants a contained herein and intending to be legally bound hereby, the Parties agree as follows:

1. DEFINITIONS

As used herein, the following terms shall have the meanings set forth below:

A.	AFFILIATE or AFFILIATES means any entity that controls, is controlled by, or is under common control of LICENSEE where control consists of ownership of at least fifty percent (50%) of the outstanding voting securities or other ownership interest of the entity.

B.	ELECTROLYTE SALES REVENUES means any and all forms of consideration, monetary or otherwise, received by LICENSEE from the sale, lease, rental, transfer, or other disposition of LICENSED PRODUCTS, or the fair market value for LICENSED PRODUCTS if such LICENSED PRODUCTS are sold, leased, rented, transferred, or otherwise disposed of at less than fair market value. For purposes of this Agreement, “fair market value” is the consideration received by LICENSEE for equivalent products or services in arms-length transactions. In the event that any LICENSED PRODUCTS are sold, leased, rented, transferred or otherwise provided between LICENSEE and one of its AFFILIATES or between two of LICENSEE’S AFFILIATES, or such LICENSED PRODUCT is used by LICENSEE or one of its AFFILIATES, LICENSEE shall calculate and pay royalties to BATTELLE based on the fair market value for such LICENSED PRODUCTS.

License Agreement Number 528131 Golden Share Mining Corporation September 29, 2016 Version 1	2

C.	LICENSED FIELD means and is limited to electrolytes for electrochemical energy storage.

D.	LICENSED PRODUCT means any and all products incorporating or utilizing one or more claims of the PATENTS.

E.	LICENSED TERRITORY means any country in which BATTELLE has pending patent applications or issued PATENTS as set forth herein for which LICENSEE has reimbursed BATTELLE for agreed upon patenting expenses under Article 11.

F.	PATENT or PATENTS means issued patents and pending patent applications set forth in Appendix 1, including all divisional, continuations (not including continuations-in-part), reissues, substitutes, and extensions thereof, together with all foreign counterparts.

2. LICENSE GRANT

A.	BATTELLE hereby grants to LICENSEE, to the extent of the LICENSED FIELD and LICENSED TERRITORY, a nonexclusive commercial license to make, have made, use, import and sell LICENSED PRODUCTS.

B.	All other rights not expressly granted in this Agreement are reserved by BATTELLE.

C.	This license grant is subject to any rights belonging to the United States Government, whether or not presently asserted, including but not limited to those rights set forth in 35 U.S.C. §200, et seq.

3. CONSIDERATION

A.	In consideration for the License Grant described in Article 2, LICENSEE agrees to comply with all the provisions of this Agreement, to pay all fees, costs, and meet all other requirements set forth in this Agreement.

B.	LICENSEE shall pay to BATTELLE the nonrefundable sum of Twenty Thousand United States Dollars ($20,000 US) at the time of execution of this Agreement. This fee is nonrefundable, not creditable against any royalties and is not an advance on royalties.

C.	LICENSEE shall pay to BATTELLE a royalty of one and twenty-five one hundredths of one percent (1.25%) of ELECTROLYTE SALES REVENUES.

D.	No royalty shall be paid to BATTELLE for the practice of any PATENT on behalf of the U.S. Government for which the U.S. Government has a royalty-free right to use such PATENT.

4. MINIMUM ROYALTIES

A.	LICENSEE shall pay to BATTELLE royalties as stated in Article 3, but in no event shall royalties for a calendar year be less than the amounts set forth in Table 1, below, during each of the calendar years indicated. LICENSEE shall pay to BATTELLE on the last day of the following January the amount (if any) required to satisfy the minimum royalty obligation for the preceding calendar year. All earned royalties paid to BATTELLE shall count against this minimum royalty obligation. If LICENSEE does not pay the amount (if any) required to be paid hereunder to satisfy the minimum royalty obligation, BATTELLE may, in its sole discretion, elect to terminate this Agreement or waive this obligation in whole or in part.

License Agreement Number 528131 Golden Share Mining Corporation September 29, 2016 Version 1	3

Table 1.

Calendar Year	Minimum Royalties USS Per Calendar Year
2016	$0
2017	$0
2018	$0
2019	$5,000
2020	$10,000
2021 and each calendar year thereafter during the term of this Agreement	$20,000

B.	If this Agreement expires or is terminated for any reason, except for breach of contract by BATTELLE, during any year that minimum royalties are due to BATTELLE, upon expiration or termination, LICENSEE shall immediately pay to BATTELLE the proportionate amount of minimum royalties owed to BATTELLE that represents that portion of the year elapsed prior to expiration or termination. For example, if LICENSEE terminates without breach by BATTELLE after the expiration of three (3) months of the new year, LICENSEE shall pay to BATTELLE one-fourth (1/4) of the yearly minimum royalty due for that year.

5. U.S. MANUFACTURING

In order to enhance U.S. industrial competitiveness, LICENSEE shall ensure that LICENSED PRODUCTS embodying the PATENTS which are manufactured for use or sale in the United States under the license granted hereunder shall be substantially manufactured in the United States.

6. SUBLICENSING

Licensee shall have no ability to sublicense.

7. REPORTS AND PAYMENTS

A.	Not later than the last day of each January and July LICENSEE shall furnish to BATTELLE a written statement in a form provided by BATTELLE (Attachment 2) to determine the amounts due and the appropriateness of the royalties paid pursuant to Article 3 for the periods ended the last days of the preceding December and June respectively, and shall pay to BATTELLE all amounts due to BATTELLE. Such amounts are due at the dates the statements are due. If no amount is accrued during any quarterly period, a written statement to that effect shall be furnished. All written statements provided to BATTELLE by LICENSEE shall be executed by an individual having actual authority to bind LICENSEE.

B.	Not later than the last day of each January, LICENSEE shall furnish to BATTELLE, at the address set forth in Article 24, a written progress report summarizing LICENSEE’S progress towards commercializing the LICENSED PRODUCTS during the prior calendar year. Such progress report shall include the following information, where relevant: progress in the development and commercial deployment of the LICENSED PRODUCT; key business achievements; projects or transactions that resulted from, or were enabled by, the LICENSED PRODUCT; and quantitative or qualitative information that characterizes the impact of the LICENSED PRODUCT to the U.S. economy. Such report will be provided to BATTELLE solely to enable BATTELLE to understand LICENSEE’S progress towards commercializing the LICENSED PRODUCT and to assist BATTELLE in determining the impact of the LICENSED PRODUCT in improving LICENSEE’S business.

License Agreement Number 528131 Golden Share Mining Corporation September 29, 2016 Version 1	4

C.	Royalties earned on sales by LICENSEE in any country outside the United States shall not be reduced by LICENSEE for any taxes, fees, or other charges imposed by the government of such country on the payment of royalty income.

D.	Payments provided for in this Agreement, shall when overdue, bear interest at a rate per annum equal to 5% percent running from the time such payment is due until payment is made to BATTELLE.

E.	All payments made to BATTELLE under this Agreement are nonrefundable.

F.	All payments will be made to BATTELLE in U.S. dollars either by check or wire transfer. If payments are made by wire transfer, such transfers shall be in accordance with the following wire instructions; unless and until written notice is provided by BATTELLE of a change in the wire instructions. If LICENSEE makes payments to BATTELLE by Electronic Funds Transfers, LICENSEE shall also provide a written report to BATTELLE to the address set forth in Article 24 as required in Paragraph 7A, above, along with a statement indicating that payments have been made by Electronic Funds Transfers.

Payments to BATTELLE shall be made to the following account (for international transfers, use Swift Code: USBKUS44IMT):

U. S. Bank of Washington

Account Name: Battelle Memorial Institute

ABANo. 125000105

Account No. 153502962134

8. REPRESENTATIONS, HOLD HARMLESS AND LIMITATION OF BATTELLE’S LIABILITY

A.	This Agreement is entered into by BATTELLE in its private capacity. It is understood and agreed that the U.S. Government is not a party to this Agreement and in no manner whatsoever shall be liable for nor assume any responsibility or obligation for any claim, cost or damages arising out of or resulting from this Agreement or the subject matter licensed.

B.	(i) Nothing in this Agreement shall be deemed to be a representation or warranty, by BATTELLE, or the U.S. Government, as to the validity of any of the PATENTS or the accuracy, safety or usefulness for any purpose, of any technical information, techniques, or practices at any time made available by BATTELLE.

(ii) Neither the U.S. Government nor BATTELLE nor any affiliated company of BATTELLE shall have any liability whatsoever to LICENSEE or any other person for or on account of any injury, loss, or damage, of any kind or nature sustained by, or any damage assessed or asserted against, or any other liability incurred by or imposed upon LICENSEE or any other person, arising out of or in connection with or resulting from (1) the production, use or sale of any apparatus or product, or the practice of the PATENTS by LICENSEE; (2) the use by LICENSEE of any technical information, techniques, or practices disclosed by BATTELLE; or (3) any advertising or other promotional activities by LICENSEE with respect to any of the foregoing; and

License Agreement Number 528131 Golden Share Mining Corporation September 29, 2016 Version 1	5

(iii) LICENSEE shall hold the U.S. Government, BATTELLE, and any affiliated company of BATTELLE, harmless in the event the U.S. Government, BATTELLE, or any affiliated company of BATTELLE, is held liable as a result of actions by LICENSEE as set forth in Paragraphs 8B(ii)(1), 8B(ii)(2), and 8B(ii)(3) above. This includes but is not limited to indemnification for any product liability resulting from the commercialization and utilization of the Licensed Patents by LICENSEE.

(iv) Further, LICENSEE agrees to assume the defense of (1) any suit brought against BATTELLE or any affiliated company of BATTELLE resulting from any action of LICENSEE undertaken under this Agreement, and (2) any action brought against LICENSEE or BATTELLE resulting from any action of LICENSEE relating to the licensed PATENTS.

(v) BATTELLE represents that it has the rights to grant all of the rights granted herein, except as to such rights as the Government of the United States of America may have or may assert.

C.	LICENSEE understands and acknowledges that the subject matter of this Agreement has not yet been commercially demonstrated, and agrees to accept the risks incident to designing, manufacturing and operating a nascent technology.

D.	LICENSEE acknowledges that LICENSEE has evaluated the INVENTIONS and PATENTS and deems them suitable for LICENSEE’S purposes for entering into this Agreement.

E.	Nothing in this Agreement may be construed as: a warranty or representation by BATTELLE as to the validity of any of BATTELLE’s rights in the PATENTS; a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of any patents other than PATENTS; a grant by implication, estoppel or otherwise of any license or rights under any patents of BATTELLE other than PATENTS, regardless of whether such patents are dominate or subordinate to PATENTS; or an obligation to furnish any information not provided in PATENTS.

9. TERMINATION

A.	This Agreement will terminate upon the expiration of the last to expire of the PATENTS included herein, or upon the abandonment of the last to be abandoned of any patent applications if no PATENTS have issued, or a final adjudication of invalidity of all PATENTS included herein, whichever is later, unless this Agreement is sooner terminated.

B.	LICENSEE may terminate this Agreement at any time upon sixty (60) days written notice in advance to BATTELLE. LICENSEE shall thereafter discontinue the practice and use of the licensed PATENTS.

License Agreement Number 528131 Golden Share Mining Corporation September 29, 2016 Version 1	6

C.	If either Party shall be in breach of any obligation hereunder, the other Party may terminate this Agreement by giving Notice of Default by personal delivery, telefax, electronic mail transmission or by United States mail, express mail, or courier service, with postage or fees prepaid, to the Party in breach, specifying the basis for default. Notice by personal delivery,telefax or electronic mail is deemed to have been given when delivered or transmitted. Notice sent by U.S. mail, express mail or courier service is deemed to have been given when mailed. If within sixty (60) days after the receipt of such Notice of Default, the Party in breach shall remedy the condition forming the basis for default, this Agreement shall continue in full force. If, however, the default is not cured within this sixty (60) day period, then this license shall finally terminate and LICENSEE shall be required to thereafter discontinue the practice and use of the licensed PATENTS. This sixty (60) day cure period shall not be available to LICENSEE upon a third Notice of Default during the life of this Agreement (unless otherwise provided in the Notice of Default), and this Agreement shall be finally terminated.

D.	If any report or payment due to BATTELLE is overdue for a third time, then a Notice of Termination may be sent immediately and no Notice of Default or sixty (60) day cure provision will be applicable.

E.	Within thirty (30) days of the termination of this Agreement, LICENSEE shall furnish a final report containing the information set forth in Paragraphs 7A and 7B as well as payment of any unpaid royalties to the address set forth in Article 24 even though the due dates provided in Articles 8 and 11 may not have been reached.

F.	Termination of this Agreement shall not extinguish any rights of BATTELLE or obligations of LICENSEE accrued hereunder at the time of termination; and obligations undertaken independent of the license granted under Article 2 shall survive termination to the extent necessary to permit their complete fulfillment or discharge.

10. LITIGATION

A.	LICENSEE shall notify BATTELLE of any actual infringement of the PATENTS in the LICENSED FIELDS and the LICENSED TERRITORY, and shall provide BATTELLE with any evidence supporting such belief.

B.	The sole right to institute suit for infringement shall rest with BATTELLE and BATTELLE shall retain all proceeds from any recovery resulting therefrom.

C.	LICENSEE agrees to reasonably assist BATTELLE with any legal action undertaken to abate the infringement. BATTELLE agrees to reimburse LICENSEE for any reasonable out- of-pocket costs incurred by LICENSEE in providing assistance to BATTELLE.

D.	Challenges

(i)	LICENSEE shall provide BATTELLE with at least ninety (90) days written notice to the address set forth in Article 24 before LICENSEE or any of LICENSEE’S AFFILIATES, subsidiaries, joint venturers, or other similarly situated persons, entities, or organizations initiates any action or proceeding or assists any third party initiating an action or proceeding against BATTELLE seeking a declaration or ruling that any claim of the PATENTS is invalid or unenforceable or that LICENSED PRODUCTS do not infringe any claim of the PATENTS. LICENSEE shall include with its written notice to BATTELLE a copy of all relevant prior art which will form the basis for arguments and causes advanced in such action or proceeding, together with an explanation of the grounds for these arguments or causes. Failure to provide such notice shall be considered a breach of the agreement and provide grounds for automatic termination of the license grant.

License Agreement Number 528131 Golden Share Mining Corporation September 29, 2016 Version 1	7

(ii)	Any action or proceeding filed by LICENSEE or any of LICENSEE’S AFFILIATES, subsidiaries, joint venturers, or other similarly situated persons, entities, or organizations or any third party assisted thereby seeking a declaration or ruling that any claim of the PATENTS is invalid or unenforceable or that LICENSED PRODUCTS or do not infringe any claim of the PATENTS shall be litigated exclusively in the U.S. District Court for the Eastern District of Washington situated in Richland, Washington, and the Parties hereby agree to submit to the exclusive jurisdiction of such court and waive any objection to venue for such purposes.

11. PATENTS

A.	BATTELLE will endeavor to keep in communication with LICENSEE regarding patent matters including consulting with LICENSEE prior to making any foreign patent filings. However, BATTELLE retains the sole unfettered right and discretion to make any and all decisions regarding patenting matters. This includes the sole right to determine whether or not, and where, to file a patent application, to abandon the prosecution of any PATENT or patent application, or to discontinue the maintenance of any PATENT or patent application. This also includes the power to make any decision regarding prosecuting, reexamining, or participating in any proceeding before a patent office, domestic or foreign. All reasonable expenses incurred by BATTELLE for the activities described in this Paragraph 11A shall be reimbursed to BATTELLE by LICENSEE on a pro-rata basis within sixty (60) days of LICENSEE’S receipt of notice setting forth such expenses.

B.	If LICENSEE disagrees with a patenting decision and elects not to pay its share of expenses incurred under Paragraph 11A for a particular PATENT, LICENSEE shall so notify BATTELLE in writing. Unless otherwise agreed, LICENSEE shall be obligated to reimburse BATTELLE for its share of expenses for such PATENT costs up to the date BATTELLE receives such written notification, as well as any additional costs BATTELLE may incur if it abandons such patent application or PATENT. Upon receipt of written notification by BATTELLE, LICENSEE’S rights related to such PATENT in the applicable country(ies) shall be terminated, and that PATENT in those country(ies) will be removed from this Agreement.

12. RECORDS

A.	LICENSEE shall keep accurate records of all operations affecting LICENSEE’S duties and obligations hereunder, including but not limited to payment of royalties and fees, and shall permit BATTELLE or its duly authorized agent to inspect all such records and to make copies of or extracts from such records during regular business hours throughout the term of this Agreement and for a period of not less than three (3) years thereafter. BATTELLE shall bear its costs to conduct such audit; provided, however, LICENSEE shall reimburse BATTELLE for BATTELLE’s and/or its duly authorized agent’s actual costs to conduct the audit if as part of the audit it is deemed that LICENSEE has failed to perform its material obligations under this Agreement (including its underreporting of NET SALES and earned royalties in a reporting period by ten percent (10%) or more).

License Agreement Number 528131 Golden Share Mining Corporation September 29, 2016 Version 1	8

B.	If such audit shows an underreporting or underpayment in excess of ten percent (10%) in a reporting period, then LICENSEE shall pay the cost of such audit, as well as any other additional sum that would have been payable to BATTELLE had LICENSEE reported correctly, plus interest on said sum at the rate set forth and owing in accordance with Paragraph 7D.

13. ASSIGNABILITY

A.	Upon written consent of BATTELLE, such consent not to be unreasonably withheld, LICENSEE may assign its rights under this Agreement in connection with a merger or consolidation or to a third party purchaser of all or substantially all of the assets of LICENSEE relative to the rights granted hereunder. BATTELLE may assign its rights hereunder.

B.	In the event of any assignment of this Agreement, LICENSEE shall pay to BATTELLE, at the address set forth in Article 24, a nonrefundable assignment fee determined by the acquisition value of LICENSEE in the merger, consolidation or purchase. The assignment fee shall be as follows:

LICENSE Acquisition Value	Assignment Fee

Less than $5,000,000	$50,000	US

$5,000,000 or more, but less than $10,000,000	$75,000	US

$10,000,000 or more, but less than $15,000,000	$150,000	US

$15,000,000 or more	$250,000	US

14. REFORM

A.	The Parties agree that if any part, term, or provision of this Agreement shall be found illegal or in conflict with any valid controlling law, the validity of the remaining provisions shall not be affected thereby.

B.	In the event the legality of any provision of this Agreement is brought into question because of a decision by a court of competent jurisdiction of any country in which this Agreement applies, BATTELLE, by written notice to LICENSEE, may revise the provision in question or may delete it entirely so as to comply with the decision of said court.

15. NO ENDORSEMENT; USE OF BATTELLE’S NAME; USE OF PNNL

BATTELLE does not endorse products or services. Therefore, LICENSEE agrees that unless required by law, or unless otherwise agreed in advance in writing by BATTELLE, LICENSEE will not use or imply the name “BATTELLE”, or any affiliated company of BATTELLE, or “Pacific Northwest National Laboratory”, or “PNNL”, or associated trademarks, or other trade dress, or use BATTELLE or PNNL reports, for advertising, promotional purposes, raising of capital, recommending investments, or in any way that implies endorsement by BATTELLE or PNNL. However, LICENSEE may publicly disclose the fact that an agreement has been entered into with BATTELLE, including the name of BATTELLE. LICENSEE may disclose in a factual manner that is accurate and not misleading, material facts pertaining to the nature of this Agreement to the extent such disclosure complies with or is required by applicable U.S. Federal and state securities and other laws or the rules and regulations of any public stock exchange, provided that such disclosure does not, in whole or in part, imply any endorsement by BATTELLE or PNNL. LICENSEE further agrees to indemnify and hold BATTELLE, its directors, officers, agents and employees harmless for any damage, loss, claim or suit arising from or relating to LICENSEE’S use of the BATTELLE name.

License Agreement Number 528131 Golden Share Mining Corporation September 29, 2016 Version 1	9

16. WAIVER AND ALTERATION

A.	The waiver of a breach hereunder may be effected only by a writing signed by the waiving Party and shall not constitute a waiver of any other breach.

B.	A provision of this Agreement may be altered only by a writing signed by both Parties, except as provided in Article 14, above.

C.	(i) To amend this Agreement in a manner that alters any of BATTELLE’s rights or LICENSEE’S duties under this Agreement, LICENSEE shall provide BATTELLE with a written request to amend this Agreement at least thirty (30) calendar days before BATTELLE’s rights or LICENSEE’S duties accrue. LICENSEE’S request shall: (1) specifically identify the clauses to be amended; (2) identify the requested amendments; and (3) provide BATTELLE with documentary evidence that the requested amendments are in BATTELLE’s and LICENSEE’S best interests.

(ii) If BATTELLE determines that any or all of LICENSEE’S requested amendments are in the Parties’ best interests, then the Parties shall initiate good faith negotiations to address the amendments consistent with BATTELLE’s determination. Such negotiations shall conclude within ninety (90) days after the date BATTELLE actually receives LICENSEE’S request to amend the Agreement as set forth above in Paragraph 16C (i) (the “Renegotiation Period”). The Parties shall enter into these negotiations with the understanding that they may not reach mutually acceptable terms within the Renegotiation Period. BATTELLE’s rights shall continue to accrue and LICENSEE’S obligations shall remain in force during the Renegotiation Period.

(iii) If BATTELLE and LICENSEE agree to mutually acceptable terms during the Renegotiation Period, then such renegotiated terms shall be reflected in a formal amendment of this Agreement executed by both BATTELLE and LICENSEE and shall apply to any of BATTELLE’s rights or LICENSEE’S obligations that accrue during the Renegotiation Period or at any time thereafter during the remaining term of this Agreement.

(iv) If BATTELLE and LICENSEE do not agree to mutually acceptable terms during the Renegotiation Period then BATTELLE may enforce the original terms and conditions of this Agreement or rely upon other remedies as permitted by the terms of this Agreement.

D.	LICENSEE acknowledges that BATTELLE, by virtue of its status as an incorporated charitable trust exempt from federal income taxes under Section 501(c)(3) of the Internal Revenue Code, cannot renegotiate any terms of this Agreement in a manner which may create an impermissible private benefit or private inurement.

License Agreement Number 528131 Golden Share Mining Corporation September 29, 2016 Version 1	11

17. MARKING

LICENSEE shall place in a conspicuous location on any LICENSED PRODUCT made or sold under any PATENT coming with this Agreement, a patent notice in accordance with the laws concerning the marking of patented articles. However, in no event shall LICENSEE mark any LICENSED PRODUCT made or sold under this Agreement with an expired licensed PATENT.

18. IMPLEMENTATION

Each Party shall execute any instruments necessary to implement the provisions of this Agreement.

19. CONSTRUCTION

This Agreement shall be construed in accordance with the laws of the State of Washington of The United States of America and in the English language, and any action brought to enforce any provision or obligation hereunder shall be brought in a court of competent jurisdiction in the State of Washington.

20. EXPORTATION OF TECHNICAL INFORMATION

LICENSEE represents and warrants that it shall not export from The United States of America directly or indirectly, any technical information (or the direct product thereof) furnished to LICENSEE either directly or indirectly by BATTELLE, without first complying with all requirements of the Export Administration Regulations, including the requirement for obtaining any export license, if applicable. LICENSEE agrees to indemnify, defend and hold harmless BATTELLE, its officers, agents and employees from all liability involving the violation of such export regulations, either directly or indirectly, by LICENSEE.

21. DISCLAIMER

NEITHER BATTELLE, THE UNITED STATES DEPARTMENT OF ENERGY (DOE), NOR PERSONS ACTING ON THEIR BEHALF MAKE ANY WARRANTY, EXPRESS OR IMPLIED: (1) WITH RESPECT TO THE MERCHANTABILITY, ACCURACY, COMPLETENESS OR USEFULNESS OF ANY SERVICES, MATERIALS, LICENSED PATENTS, INVENTIONS OR INFORMATION FURNISHED HEREUNDER; (2) THAT THE USE OF ANY SUCH SERVICES, MATERIALS, LICENSED PATENTS, OR INFORMATION WILL NOT INFRINGE PRIVATELY OWNED RIGHTS; (3) THAT THE SERVICES, MATERIALS, LICENSED PATENTS, OR INFORMATION FURNISHED HEREUNDER WILL NOT RESULT IN INJURY OR DAMAGE WHEN USED FOR ANY PURPOSE; OR (4) THAT THE SERVICES, MATERIALS OR INFORMATION FURNISHED HEREUNDER WILL ACCOMPLISH THE INTENDED RESULTS OR ARE SAFE FOR ANY PURPOSE, INCLUDING THE INTENDED OR PARTICULAR PURPOSE. FURTHERMORE, BATTELLE AND THE DOE HEREBY SPECIFICALLY DISCLAIM ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, FOR ANY PRODUCTS MANUFACTURED, USED OR SOLD BY LICENSEE,THEIR AFFILIATES, ASSIGNS OR SUBLICENSEES. NEITHER BATTELLE NOR THE DOE SHALL BE LIABLE FOR CONSEQUENTIAL, SPECIAL, OR INCIDENTAL DAMAGES IN ANY EVENT.

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22. NO PRESUMPTION

No provision of this Agreement shall be interpreted for or against any Party to this Agreement on the basis that that Party was the drafting Party of the provision and no presumption or burden of proof shall arise disfavoring or favoring any Party by virtue of the authorship of any of the provisions of this Agreement.

23. ENTIRE UNDERSTANDING

This Agreement represents the entire understanding between the Parties, and supersedes all other agreements, express or implied, between the Parties concerning the subject matter of this Agreement. Specifically, no future representations made by BATTELLE staff shall be effective to alter any provision herein unless such representation shall be made in writing by an authorized representative of BATTELLE having the power to do so.

24. ADDRESSES

For the purpose of all written communications between the Parties, their addresses shall be:

Golden Share Mining Corporation

Attention Nick Zeng, CEO, Chairman & President

7-145 Riviera Drive

Markham, Ontario L3R 5J6

Canada

Telephone: (905)968-1199

Fax: (905)968-1199

Email: nick.zeng@goldenshare.ca

Battelle Memorial Institute

Technology Deployment and Outreach

Attention PNNL Compliance Office

P.O. Box 999, Mailstop Kl-71

902 Battelle Blvd.

Richland, WA 99352

Telephone:(509)375-2075

Fax: (509)372-4589

Email: complianceofflce@pnnl.gov

or any other addresses of which either Party shall notify the other Party in writing.

25. EXPIRATION

The offer to execute this Agreement shall expire if this Agreement is not signed by both Parties and returned to BATTELLE on or before October 14, 2016.

License Agreement Number 528131 Golden Share Mining Corporation September 29, 2016 Version 1	12

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed in duplicate originals by its duly authorized officers or representatives.

Attachment 1 to License Agreement Number 528131

Golden Share Mining Corporation

September 21,2016

Attachment 1 – PATENTS

Title	Country	Application Number	Patent Number	Grant Date

Redox Flow Batteries Based on Supporting Solutions Containing Chloride (BATTELLE IPID 16760-ECN D1V, PatentMaster ID 9142)	China P.R. - (CN)	201610366028.6
Redox Flow Batteries Based on Supporting Solutions Containing Chloride (BATTELLE IPID 16760-E, PatentMaster ID 7643)	United States - (US)	12/892,693	8,628,880	01/14/2014
Redox Flow Batteries Based on Supporting Solutions Containing Chloride (BATTELLE IPID 16760-E CON 2, PatentMaster ID 8640)	United States - (US)	14/261,262	9,077,011	07/07/2015
Redox Flow Batteries Based on Supporting Solutions Containing Chloride (BATTELLE IPID 16760-E IN, PatentMaster ID 8406)	India - (IN)	1192/CHENP/2013
Redox Flow Batteries Based on Supporting Solutions Containing Chloride (BATTELLE IPID 16760-E KR, PatentMaster ID 8405)	Korea South - (KR)	2013-7010271
Redox Flow Batteries Based on Supporting Solutions Containing Chloride (BATTELLE IPID 16760-E EP, PatentMaster ID 8404)	European Patent Convention - (EP)	11831069.7
Redox Flow Batteries Based on Supporting Solutions Containing Chloride (BATTELLE IPID 16760-E JP, PatentMaster ID 8403)	Japan - (JP)	2013-530141
Redox Flow Batteries Based on Supporting Solutions Containing Chloride (BATTELLE IPID 16760-E CN, PatentMaster ID 8402)	China P.R. - (CN)	201180046489.0
Redox Flow Batteries Based on Supporting Solutions Containing Chloride (BATTELLE IPID 16760-E CA, PatentMaster ID 8401)	Canada - (CA)	2,812,928
Redox Flow Batteries Based on Supporting Solutions Containing Chloride (BATTELLE IPID 16760-E CON, PatentMaster ID 8561)	United States - (US)	14/105,823	9,123,931	09/01/2015
Redox Flow Batteries Based on Supporting Solutions Containing Chloride (BATTELLE IPID 16760-E ID, PatentMaster ID 8435)	Indonesia - (ID)	W00201301492
Redox Flow Batteries Based on Supporting Solutions Containing Chloride (BATTELLE IPID 16760-E AU, PatentMaster ID 8434)	Australia - (AU)	2011312833	2011312833	03/19/2015

Attachment 1, Page 1

Attachment 1 to License Agreement Number 528131

Golden Share Mining Corporation

September 21,2016

Title	Country	Application Number	Patent Number	Grant Date
Redox Flow Batteries Based on Supporting Solutions Containing Chloride (BATTELLE IPID 16760-E CON 2, PatentMaster ID 8976)	United States - (US)	14/815,037
Redox Flow Batteries Based on Supporting Solutions Containing Chloride (BATTELLE IPID 16760-E KR DIV, PatentMaster ID 8974)	Korea South - (KR)	2015-7019563
Fe-V Redox Flow Batteries (BATTELLE IPID 16762-E (Incorp: 16883-E), PatentMaster ID 7644)	United States - (US)	12/892,698	8,771,856	07/08/2014
Fe-V Redox Flow Batteries (BATTELLE IPID 16762-E PCT, PatentMaster ID 8007)	Patent Cooperation Treaty - (WO)	PCT/US11/39624
Fe-V Redox Flow Batteries (BATTELLE IPID 16762-E KR, PatentMaster ID 8409)	Korea South - (KR)	2013-7010270
Fe-V Redox Flow Batteries (BATTELLE IPID 16762-E CN, PatentMaster ID 8408)	China P.R. - (CN)	201180046488.6
Fe-V Redox Flow Batteries (BATTELLE IPID 16762-E CA, PatentMaster ID8407)	Canada - (CA)	2,812,932
Fe-V Redox Flow Batteries (BATTELLE IPID 16762-E EP, PatentMaster ID 8410)	European Patent Convention - (EP)	11831068.9
Fe-V Redox Flow Batteries (BATTELLE IPID 16762-E IN, PatentMaster ID 8411)	India - (IN)	1193/CHENP/2013
All-Vanadium Sulfate Acid Redox Flow Battery System (BATTELLE IPID 30584-E PROV, PatentMaster ID 8663)	United States - (US)	62/060,438
All-vanadium sulfate acid redox flow battery system (BATTELLE IPID 30584-E , PatentMaster ID 8957)	United States - (US)	14/875,565
All-Vanadium Sulfate Acid Redox Flow Battery System (BATTELLE IPID 30584-E PCT, PatentMaster ID 8930)	Patent Cooperation Treaty - (WO)	PCT/US2015/0540 75

Attachment 1, Page 2

License Agreement Number 528131 Golden Share Mining Corporation September 29, 2016 Version 1	13

ATTACHMENT 2

ROYALTY REPORT TO BATTELLE

From: Golden Share Mining Corporation, Agreement Number 528131

(Company Name and License Agreement No.)

Reporting Period:

From________________________ To_________________________ (6 Month Period Ending, June 30, and December 31, to be Reported by the Following July 31 and January 31 respectively).

1.Article 3, CONSIDERATION

ELECTROLYTE SALES REVENUES
X 0.0125
$ Amount of Royalties Owed:
$
Total Royalties Due	$

Signed by

Printed name	Telephone No.

Date	Telefax No.